*-- 1 --



For further information, contact:
   John B. Kelley, Vice President
   Phone 808-525-8422
   E-mail: invrel@abinc.com


                                                      HOLD FOR RELEASE:
                                                      6:30 P.M. EASTERN TIME
                                                      Thursday, October 23, 2003

            A&B REPORTS 3RD QUARTER 2003 EARNINGS OF $21.7 MILLION
            ------------------------------------------------------
                          3rd Quarter Results Up 22%

         Honolulu (October 23, 2003) -- Alexander & Baldwin, Inc. (NASDAQ:ALEX) today reported third quarter 2003 net income of $21,700,000, or $0.52 per share. Net income in the third quarter of 2002 was $17,800,000, or $0.43 per share. Revenue in the third quarter of 2003 was $316,700,000, compared with revenue of $292,500,000 in the third quarter of 2002.

         Net income for the first nine months of 2003 was $62,500,000, or $1.51 per share. For the first nine months of 2002, the Company reported net income of $40,800,000, or $1.00 per share. Revenue in the first nine months of 2003 was $904,800,000, compared with $806,100,000 in the first nine months of 2002.

COMMENTS ON QUARTER, OUTLOOK

         "Third quarter performance was strong, a reflection of excellent performance at both Matson and A&B Properties," said Allen Doane, president and chief executive officer of A&B. "These two businesses represent about 90 percent of A&B's assets. As reported previously, food products' results were expected to, and did, lag the prior year.

         "Matson has regained its operating momentum, returning to profitability levels necessary for long-term investment in the business. In this regard, we are pleased to note the inaugural voyage in September of the MV Manukai, the first new containership in Matson's fleet in more than a decade.

         "While our real estate operations continue to achieve consistent growth, we are investing for tomorrow's growth. Three Hawaii projects announced this year are each receiving highly favorable market responses: Hokua, a joint venture to build a 247-unit luxury high rise; Lanikea, a 100-unit high rise; and Alakea Corporate Tower, a 31-story office condominium. These were capped by the acquisition of Wailea on October 1. As a result of an acquisition alliance, we were able to purchase 270 acres of zoned land at Wailea for $67 million, while our partner acquired various related golf course properties. We expect Wailea to benefit the company for many years.

         Doane continued, "Robert J. Pfeiffer, A&B's chairman emeritus, passed away on September 26. His influence on the company was profound; his contributions both innumerable and lasting. He will be missed."

TRANSPORTATION--OCEAN TRANSPORTATION

--------------------------------------------------------------------------------
                                             Quarter Ended September 30
--------------------------------------------------------------------------------
Dollars in Millions                    2003                 2002         Change
--------------------------------------------------------------------------------
  Revenue                            $ 191.6              $ 181.2           6%
  Operating Profit                   $  25.1              $  16.9          49%
--------------------------------------------------------------------------------
Volume (Units)
--------------------------------------------------------------------------------
  Hawaii Containers                   41,300               39,900           4%
  Hawaii Automobiles                  29,900               32,400         - 8%

         Higher revenue and operating profit in the third quarter of 2003 were due mainly to rate actions taken in 2002 and 2003, higher freight volumes in the Hawaii and Guam services, an improved mix of freight, and improved results from the operations of joint ventures. These favorable factors were offset partially by increased operating costs, including the expense of operating an eighth vessel in the Hawaii service and higher pension costs, as well as lower automobile volume.

         With this strong percentage improvement from the third quarter of 2002, ocean transportation operating profit has returned to levels that had been reached last in mid-2000, prior to the effects of 9/11 and West Coast labor disruptions.

--------------------------------------------------------------------------------
                                          Nine Months Ended September 30
--------------------------------------------------------------------------------
Dollars in Millions                    2003                 2002         Change
--------------------------------------------------------------------------------
  Revenue                             $ 577.0              $ 512.2          13%
  Operating Profit                    $  60.4              $  33.2          82%
--------------------------------------------------------- ----------------------
Volume (Units)
--------------------------------------------------------------------------------
  Hawaii Containers                   120,200              115,700           4%
  Hawaii Automobiles                  109,000               92,500          18%

        In addition to the factors affecting the third quarter, the first-nine months benefited from 18 percent greater automobile volume, as well as improved productivity at the Sand Island container terminal in Honolulu.

TRANSPORTATION--LOGISTICS SERVICES

--------------------------------------------------------------------------------
                                          Quarter Ended September 30
--------------------------------------------------------------------------------
Dollars in Millions                    2003                 2002         Change
--------------------------------------------------------------------------------
  Revenue                             $ 60.8               $ 53.8          13%
  Operating Profit                    $  1.4               $  1.4          --
--------------------------------------------------------------------------------

         Increased revenue for logistics services in the third quarter of 2003 was due mainly to greater customer volume, especially in international and highway activity. At $1.4 million, operating profit in the quarter equaled those of this unit's two previous best quarters. On October 16, the company announced that Matson Intermodal System, Inc., would be renamed Matson Integrated Logistics, Inc., to better reflect the services offered.

--------------------------------------------------------------------------------
                                          Nine Months Ended September 30
--------------------------------------------------------------------------------
Dollars in Millions                    2003                 2002         Change
--------------------------------------------------------------------------------
  Revenue                            $ 169.2              $ 142.7          19%
  Operating Profit                   $   3.3              $   2.4          38%
--------------------------------------------------------------------------------

         In the first nine months of 2003, higher logistics services revenue and operating profit also were due mainly to increased customer volume.


PROPERTY DEVELOPMENT & MANAGEMENT--LEASING

--------------------------------------------------------------------------------
                                           Quarter Ended September 30
--------------------------------------------------------------------------------
Dollars in Millions                    2003                 2002         Change
--------------------------------------------------------------------------------
  Revenue                              $ 20.3               $ 18.8          8%
  Operating Profit                     $  9.1               $  8.6          6%
--------------------------------------------------------------------------------
Occupancy Rates
--------------------------------------------------------------------------------
  Mainland                                96%                  92%          4%
  Hawaii                                  90%                  90%          --

         Growth in third quarter 2003 revenue and operating profit was primarily the result of higher occupancies for Mainland commercial properties, and the purchases of additional income-producing properties. Third quarter 2003 revenue and operating profit were just slightly less than record levels attained in the second quarter.

--------------------------------------------------------------------------------
                                          Nine Months Ended September 30
--------------------------------------------------------------------------------
Dollars in Millions                    2003                 2002         Change
--------------------------------------------------------------------------------
  Revenue                             $ 60.0               $ 54.0          11%
  Operating Profit                    $ 27.2               $ 24.5          11%
--------------------------------------------------------------------------------
Occupancy Rates
--------------------------------------------------------------------------------
  Mainland                               93%                  91%           2%
  Hawaii                                 90%                  88%           2%

         Similarly, growth in revenue and operating profit for the first nine months of 2003 (before removing amounts treated as discontinued operations) was the result of higher occupancies and purchases of income-producing properties both on the Mainland and in Hawaii.

PROPERTY DEVELOPMENT & MANAGEMENT--SALES

--------------------------------------------------------------------------------
                                            Quarter Ended September 30
--------------------------------------------------------------------------------
Dollars in Millions                     2003                 2002        Change
--------------------------------------------------------------------------------
  Revenue                              $ 10.4                $ 7.3          42%
  Operating Profit                     $  2.6                $ 2.4           8%
--------------------------------------------------------------------------------

         Sales during the third quarter of 2003 included 15 residential resort lots at The Summit at Kaanapali; six lots at Mill Town Center, a business park on Oahu; 28 residences at Kai Lani, a joint venture on Oahu; and several smaller property sales. Among the sale transactions in the third quarter of 2002 were several undeveloped land parcels and 11 lots at The Summit. Both of these quarters represented relatively low levels of property sales activity. As expected, sales in the current quarter consisted primarily of lots in residential and industrial projects.

--------------------------------------------------------------------------------
                                           Nine Months Ended September 30
--------------------------------------------------------------------------------
Dollars in Millions                    2003                 2002         Change
------------- ----------------------- -------------------- ---------------------
  Revenue                             $ 53.5               $ 61.2         - 13%
  Operating Profit                    $ 21.1               $ 14.2           49%
------------------------------------- -------------------- ---------------------

         Property sales revenue decreased in the first nine months of 2003, compared with the first nine months of 2002. Operating profit was greater, however, due to the mix of properties that were sold. In addition to the properties described above, 2003 sales included a shopping center in Reno, Nev.; a seven-acre business parcel on Maui; several smaller commercial properties; three lots at Maui Business Park; and residential resort homes and house lots on Maui. The balance of the sales in 2002 included a seven-building distribution complex in Texas, an 85-acre development parcel in upcountry Maui, a small shopping center in Colorado and a number of smaller Hawaii commercial properties, residential sales on Maui and joint venture residential units.

         The sales of certain income-producing assets--even individual buildings within a real estate portfolio--are reported as "discontinued operations" if their earnings and cash flows are separately identifiable and material. The after-tax gains on those sales, and the current and historical earnings of all of these properties, are classified in the financial statements under the caption "Discontinued Operations: Properties." There were no sales of property in the third quarter of 2003 that resulted in discontinued operations.

FOOD PRODUCTS

--------------------------------------------------------------------------------
                                           Quarter Ended September 30
--------------------------------------------------------------------------------
Dollars in Millions                    2003                 2002         Change
--------------------------------------------------------------------------------
  Revenue                             $ 33.6               $ 35.0          - 4%
  Operating Profit                    $  0.4               $  4.9         - 92%
--------------------------------------------------------------------------------
Tons Sugar Produced                   68,600               72,900          - 6%
--------------------------------------------------------------------------------

         In the third quarter of 2003, lower food products revenue resulted primarily from lower production and sales of raw sugar. Higher costs, due primarily to pension, insurance, outside service costs and other reserves, accentuated the effect of the revenue decline on operating profit in the quarter. Production and operating performance also had been especially strong in the second half of 2002.

--------------------------------------------------------------------------------
                                         Nine Months Ended September 30
--------------------------------------------------------------------------------
Dollars in Millions                   2003                 2002         Change
--------------------------------------------------------------------------------
  Revenue                            $ 83.6               $ 79.2           6%
  Operating Profit                   $  4.6               $  8.0        - 43%
--------------------------------------------------------------------------------
Tons Sugar Produced                 156,200              154,800           1%
--------------------------------------------------------------------------------

         In the first nine months of 2003, greater food products revenue resulted from slightly higher production and raw sugar prices. The benefit of these factors was more than offset by the higher costs described above, for a net decline in operating profit, compared with the first nine months of 2002.

BALANCE SHEET COMMENTS

         The $107 million project cost for Matson's new container vessel was the largest component of the third quarter increase in property, net; the ship's financing added $55 million to long-term debt and it reduced balances in the capital construction fund by $41.5 million. Long-term debt also reflects escrow funding of $67 million as of quarter end to purchase assets at Wailea, on Maui. In the first quarter, there was a conveyance of land and improvements with a carrying cost of $27.7 million to the Kukui'Ula joint venture. This reduced real estate developments and raised investments. Other changes on the balance sheet were normal, and largely seasonal in nature.

CASH FLOW COMMENTS

         Comparing the first nine months of 2003 with those of 2002, operating cash flows increased by a net $71.9 million. The increase was due principally to better operating results in 2003 and the effects of the timing of tax payments made in 2002 resulting from the sale of securities in late 2001. Capital expenditures were $97.4 million greater, primarily because of the delivery of the new containership. CCF transactions and debt changes also resulted principally from the vessel delivery. The funding in escrow for the Wailea transaction, which closed subsequently on October 1, 2003, totaled $67 million.

Alexander & Baldwin, Inc., headquartered in Honolulu, is engaged in ocean transportation and intermodal services, through its subsidiaries, Matson Navigation Company, Inc. and Matson Integrated Logistics, Inc.; in property development and management, through A&B Properties, Inc.; and in food products, through Hawaiian Commercial & Sugar Company and Kauai Coffee Company, Inc. Additional information about A&B may be found at its web site: www.alexanderbaldwin.com. Statements in this press release that are not
-------------------------
historical facts are "forward-looking" statements that involve a number of risks and uncertainties described on page 19 of the Company's Annual Report on Form 10-K, which is included in the Company's 2002 annual report to shareholders. These factors could cause actual results to differ materially from those projected in the statements.



                                                       ALEXANDER & BALDWIN, INC.
                                                       -------------------------
                                          2003 and 2002 Third-Quarter and Nine Months Results
                                          ---------------------------------------------------


                                                                           2003                        2002
                                                                           ----                        ----
 Three Months Ended September 30:
 --------------------------------
 Revenue                                                                  $316,700,000                $292,500,000
 Income From Continuing Operations                                         $21,700,000                 $16,100,000
 Discontinued Operations:  Properties1                                               -                  $1,700,000
 Net Income                                                                $21,700,000                 $17,800,000
 Basic Share Earnings
      Continuing Operations                                                      $0.52                       $0.39
      Net Income                                                                 $0.52                       $0.43
 Diluted Share Earnings
      Continuing Operations                                                      $0.52                       $0.39
      Net Income                                                                 $0.52                       $0.43
 Average Shares Outstanding                                                 41,600,000                  41,200,000

 Nine Months Ended September 30:
 -------------------------------
 Revenue                                                                  $904,800,000                $806,100,000
 Income From Continuing Operations                                          51,200,000                 $32,500,000
 Discontinued Operations:  Properties1                                     $11,300,000                  $8,300,000
 Net Income                                                                $62,500,000                 $40,800,000
 Basic Share Earnings
      Continuing Operations                                                      $1.23                       $0.80
      Net Income                                                                 $1.51                       $1.00
 Diluted Share Earnings
      Continuing Operations                                                      $1.23                       $0.79
      Net Income                                                                 $1.50                       $0.99
 Average Shares Outstanding                                                 41,500,000                  40,900,000

1  "Discontinued Operations:  Properties" consists of sales, or intended sales, of certain lands and buildings that are material and have separately identifiable earnings and cash flows.


                                                   Industry Segment Data, Net Income
                                                   ---------------------------------
                                          (In Millions, Except Per Share Amounts, Unaudited)

                                                                    Three Months Ended              Nine Months Ended
                                                                    ------------------              -----------------
                                                                      September 30,                   September 30.
                                                                      -------------                   -------------
                                                                   2003            2002            2003            2002
                                                                   ----            ----            ----            ----
Revenue:
--------
  Transportation
      Ocean Transportation                                      $    191.6      $    181.2      $    577.0      $    512.2
      Logistics Services                                              60.8            53.8           169.2           142.7
  Property Development & Management
      Leasing                                                         20.3            18.8            60.0            54.0
      Sales                                                           10.4             7.3            53.5            61.2
      Less Amounts Reported In
         Discontinued Operations                                       -              (3.6)          (38.5)          (43.2)
  Food Products                                                       33.6            35.0            83.6            79.2
                                                                ----------      ----------      ----------      ----------
      Total Revenue                                             $    316.7      $    292.5      $    904.8      $    806.1
                                                                ==========      ==========      ==========      ==========

Operating Profit, Net Income:
-----------------------------
  Transportation
      Ocean Transportation                                      $     25.1      $     16.9      $     60.4      $     33.2
      Logistics Services                                               1.4             1.4             3.3             2.4
  Property Development & Management
      Leasing                                                          9.1             8.6            27.2            24.5
      Sales                                                            2.6             2.4            21.1            14.2
      Less Amounts Reported In
         Discontinued Operations                                       -              (2.8)          (18.2)          (13.2)
  Food Products                                                        0.4             4.9             4.6             8.0
                                                                ----------      ----------      ----------      ----------
      Total Operating Profit                                          38.6            31.4            98.4            69.1
  Interest Expense                                                    (3.1)           (3.0)           (8.1)           (9.0)
  Corporate Expenses                                                  (2.0)           (3.3)          (10.2)           (9.5)
                                                                -----------     -----------     -----------     -----------
      Income From Continuing Operations
         Before Income Taxes                                          33.5            25.1            80.1            50.6
  Income Taxes                                                       (11.8)           (9.0)          (28.9)          (18.1)
                                                                -----------     -----------     -----------     -----------
  Income From Continuing Operations                                   21.7            16.1            51.2            32.5
      Discontinued Operations: Properties                                -             1.7            11.3             8.3
                                                                -----------     ----------      ----------      ----------

  Net Income                                                    $     21.7      $     17.8      $     62.5      $     40.8
                                                                ==========      ==========      ==========      ==========

  Basic Earnings Per Share, Continuing Operations               $     0.52      $     0.39      $     1.23      $     0.80
  Basic Earnings Per Share, Net Income                          $     0.52      $     0.43      $     1.51      $     1.00

  Average Shares                                                      41.6            41.2            41.5            40.9


                                                      Consolidated Balance Sheets
                                                      ---------------------------
                                                            (In Millions)

                                                                          September 30,            December 31,
                                                                          -------------            ------------
                                                                               2003                    2002
                                                                               ----                    ----
                                                                           (Unaudited)
ASSETS
Current Assets                                                             $       250.2           $       233.7
Investments                                                                         63.3                    32.9
Real Estate Developments                                                            24.8                    42.0
Property, Net                                                                    1,062.1                   942.6
Capital Construction Fund                                                          170.0                   208.4
Other Assets                                                                       204.3                   138.0
                                                                           -------------           -------------
                  Total                                                    $     1,774.7           $     1,597.6
                                                                           =============           =============

LIABILITIES & EQUITY
Current Liabilities                                                        $       181.2           $       151.1
Long-Term Debt                                                                     365.6                   247.8
Post-Retirement Benefit Obligs.                                                     43.3                    42.6
Other Long-Term Liabilities                                                         80.6                    94.6
Deferred Income Taxes                                                              340.3                   337.8
Shareholders' Equity                                                               763.7                   723.7
                                                                           -------------           -------------
                  Total                                                    $     1,774.7           $     1,597.6
                                                                           =============           =============



                                                 Consolidated Statements of Cash Flows
                                                 -------------------------------------
                                                            (In Millions)

                                                                                     Nine Months Ended
                                                                                     -----------------
                                                                                       September 30,
                                                                                       -------------
                                                                               2003                    2002
                                                                               ----                    ----
                                                                                        (Unaudited)
Operating Cash Flows                                                       $       115.1           $        43.2
Capital Expenditures                                                              (130.4)                  (33.0)
CCF Deposits, Net                                                                   38.4                   (52.1)
Proceeds From Issuance of
    (Payment of) Debt, Net                                                          93.2                    31.6
Dividends Paid                                                                     (28.0)                  (27.6)
All Other, Net                                                                     (64.1)                   27.6
                                                                           --------------          -------------
Increase/(Decrease) In Cash                                                $        24.2           $       (10.3)
                                                                           =============           ==============

Depreciation                                                               $       (52.3)          $       (52.9)
                                                                           ==============          ==============




                                                                     #####